   AS FILED WITH THE SECURITIES AND EXCHANGE       REGISTRATION NO. - 333-86819
        COMMISSION ON OCTOBER 19, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        MARYLAND                                        52-1176514
(STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)
                               1111 SOUTH PACA ST.
                            BALTIMORE, MD 21230-2591
                                 (410) 843-5000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 THOMAS P. RICE
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                               1111 SOUTH PACA ST.
                            BALTIMORE, MD 21230-2591
                                 (410) 843-5000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

               COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT
                TO THE AGENT FOR SERVICE, SHOULD BE SENT TO:

                        RICHARD C. TILGHMAN, JR., ESQUIRE
                             PIPER & MARBURY L.L.P.
                             36 SOUTH CHARLES STREET
                            BALTIMORE, MARYLAND 21201
                                 (410) 539-2530

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX: | |

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: |X|

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: | |

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING:| |

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX:| |


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
TITLE OF SHARES TO BE REGISTERED         PROPOSED MAXIMUM AGGREGATE OFFERING PRICE        AMOUNT OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE                          $3,464,377.59                                $963.10
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------


(1) CALCULATED IN ACCORDANCE WITH RULE 457(o) OF THE SECURITIES ACT OF 1933, AS AMENDED.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.


PROSPECTUS                                                SUBJECT TO COMPLETION
                                                              OCTOBER 19, 1999






                                1,385,751 SHARES

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

                                  COMMON STOCK

                                   -----------

        This prospectus relates to the public offering from time to time of 1,385,751 shares of common stock of Chesapeake Biological Laboratories, Inc. by the stockholders named later in this prospectus. We expect these stockholders to sell most or all of these shares in the Nasdaq National Market. We describe how these stockholders may sell their shares in the "Plan of Distribution" section of this prospectus. We will not receive any proceeds from the sale of shares offered by this prospectus. However, we will receive cash upon any exercise of the warrants described in this prospectus.

        Our common stock is quoted on the Nasdaq National Market under the symbol "CBLI." On September 1, 1999, the last sale price for the common stock as reported on the Nasdaq Stock Market was $2.50 per share.

        BEGINNING ON PAGE 3, WE HAVE LISTED SEVERAL "RISK FACTORS" WHICH YOU SHOULD CONSIDER. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

        NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                      The date of this prospectus is          , 1999.

        WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NO ONE MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate" into this prospectus information we periodically file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents containing that information. The information may include documents we file after the date of this prospectus that update and supersede the information provided in this prospectus. We are incorporating by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, together with information contained in all future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the offering of these securities is completed. The filings are under SEC File No. 001-12748:

        (i) Annual Report on Form 10-K for the year ended March 31, 1999;

        (ii) Report on Form 8-K filed with the SEC on May 25, 1999;

        (iii) Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

         (iv) Definitive Proxy Statement filed on September 14, 1999;

          (v) Report on Form 8-K filed with the SEC on September 20, 1999;

         (vi) Amendment to Annual Report on Form 10-K/A filed on September 27, 1999; and

        (vii) the description of common stock contained in Item 9 of CBL's Registration Statement S-2, filed April 27, 1997 with the Commission under the 1933 Act.

        You may request a copy of these documents, at no cost, by writing to:

        Chesapeake Biological Laboratories, Inc.
        1111 South Paca Street,
        Baltimore, Maryland 21230
        Attention: Chief Financial Officer

                           FORWARD LOOKING STATEMENTS

        We have made statements in this prospectus, our Annual Report on Form 10-K, and other documents that are incorporated by reference into this prospectus that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. These forward-looking statements generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," "should," or similar expressions. You should understand that these forward-looking statements are subject to a number of assumptions, risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from the estimates or projections we make in forward-looking statements include those described in "Risk Factors."

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

        We provide pharmaceutical and biopharmaceutical companies with product development and production services. These services include development and production of parenteral (injectable, non-digestible) and other sterile products. We serve a broad range of customers, from major international pharmaceutical firms to emerging biotechnology companies. Since 1990, we have provided services on a contract basis to more than 100 pharmaceutical and biotechnology companies and have contributed to the development and production of more than 100 therapeutic products. Customers contract with us for the following services:

        - production of development stage products for use in FDA required toxicology studies and clinical trials; and

        - production and manufacture of FDA approved products for commercial sale.

        Biopharmaceutical products are derived from biological materials. They typically involve larger, more complex molecules than traditional pharmaceutical products, which generally are based upon smaller, more stable, synthetic organic molecules. The products we develop and produce are very sensitive to the production process. Even a slight variation in processing time or temperature can render the product unusable. The complexity and instability of biopharmaceutical products require specialized technology and expertise for development, production and analysis.

        We provide specialized development services, including:

        - research and development of sterile product formulations;

        - test method development and validation;

        - process design and manufacturing validations;

        - regulatory and compliance consulting;

        - preparation of clinical trial and toxicology materials;

        - container-closure system design; and

        - accelerated and ongoing stability studies.

        We received ISO (International Organization for Standardization) 9001 certification in June 1996. This certification demonstrates our conformance with the established international quality management standards for product design, development, production, inspection and testing. We believe that ISO 9001 certification is important in attracting domestic and international customers.

        We intend to provide our services to more pharmaceutical and biotechnology companies in the future. We believe that increasing our development and production capabilities will help us achieve this goal. We have the capacity for these increases in our newly renovated 70,000 square foot sterile pharmaceutical production facility, which the FDA has inspected. We believe the following factors allow us to provide competitive, cost-effective contract services to the pharmaceutical and biopharmaceutical industries:

        - our established experience and expertise;

        - ISO 9001 certification;

        - increased capacity provided by our facility; and

        - our ability to offer a broad range of drug development and production services.

        Our executive offices are located at 1111 South Paca Street, Baltimore, Maryland 21230, and our telephone number is: (410) 843-5000.

                                  RISK FACTORS

        You should carefully consider the following risks before you decide to buy our common stock. Our business, financial condition or operating results may suffer if any of the events described in the following risk factors actually occur. There may be additional risks that we are not currently able to identify. These may also adversely affect our business, financial condition or operating results. If any of the events we have identified or those that we cannot now identify occurs, the trading price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

WE NEED TO EXPAND OUR PRODUCTION AND DEVELOPMENT SERVICES CAPABILITIES.

        Our equipment is designed to meet the needs of customers whose production runs are in the range of 30 to 50 thousand units per run. We will need to acquire manufacturing equipment capable of larger production runs if we are to increase our customer base. We do not currently have a source of funding to acquire this kind of equipment. If we do not acquire this kind of manufacturing equipment, we will not be able to effectively serve our existing larger customers or attract new customers who wish to produce larger lots.

WE CURRENTLY OPERATE UNDER SHORT TERM AGREEMENTS

        We receive most of our business from different companies under individual purchase orders and short term agreements. Therefore, we have no guaranteed or long-term customers or revenues. We need to continue to successfully negotiate an increased number of purchase orders and contracts with a larger number of clients to increase our revenues. If we fail to maintain or increase our current rate of incoming orders, our revenues and our profits will decline.

WE FACE SIGNIFICANT COMPETITION

        We compete directly with several pharmaceutical product development organizations, contract manufacturers of biopharmaceutical products and university research laboratories. Generally, the companies who produce biopharmaceutical products do not engage in product development and the companies who provide product development services do not have the equipment or expertise to manufacture biopharmaceutical products. However, many of our competitors, particularly large established pharmaceutical and biotechnology companies, have many more resources than we do. If any of these competitors or new ones decide to provide the same services that we provide at lower prices, we may be forced to lower our prices. If this happens, our profitability will decrease. If our competitors have greater financial resources, they may be able to sustain these pricing pressures better than we can. Prolonged price competition is likely to have a material adverse effect on our business and results of operations.

WE MUST COMPLY WITH VERY STRICT GOVERNMENTAL REGULATIONS

        We must ensure that our products and services continuously comply with stringent requirements designed to ensure the quality and integrity of pharmaceutical products. These requirements include the U.S. Federal Food, Drug and Cosmetic Act and FDA administered Current Good Manufacturing Practices (known as cGMP) regulations. These regulations apply to all phases our business, including the following:

        - drug testing and manufacturing;

        - record keeping;

        - personnel management;

        - management and operations of facilities and equipment;

        - control of materials, processes and laboratories; and

        - packaging, labeling and distribution.

        If we fail to comply with the FDA's regulations, any data we collect in our development process could be disqualified and our ongoing research could be terminated. If we violate the FDA's regulations, we could face additional regulatory sanctions. In severe cases, the FDA could close our facilities. If our data is disqualified, or if our facilities are closed, even for a shortperiod of time, we would have difficulty obtaining new purchase orders and contracts. If we cannot obtain new purchase orders and contracts, it would be difficult for us to continue our business.

WE MAY BE LIABLE FOR ENVIRONMENTAL RISKS AND HAZARDOUS MATERIALS

        We use controlled hazardous materials in our production and manufacturing and research and development processes. We must comply with many laws and regulations governing the use, manufacture, storage, handling and disposal of these materials. We may be liable for any damages from contamination or injury caused by these hazardous materials. This kind of liability could exceed our resources.

        We may also have to incur significant costs to comply with environmental laws and regulations in the future and maintain environmental programs acceptable to the regulatory authorities. These costs could exceed the resources we have budgeted for them, or even exceed our available resources. A significant increase in these costs would likely have an adverse effect on our profitability.

WE RELY ON OUR CUSTOMERS OUTSOURCING THEIR DEVELOPMENT AND MANUFACTURING

        We receive most of our business from customers in the pharmaceutical, biotechnology and medical device industries who outsource the following:

        - research and development expenditures;

        - production-related compliance testing expenditures to conduct development and testing projects; and

        - contract manufacturing expenditures to produce the pharmaceuticals necessary for development and testing projects and for commercial sale.

        These industries may experience a general economic decline or participants may decide to reduce the outsourcing of their research, development, testing and manufacturing or production activities. If this happens, we would lose a major source of our business and we might not be able to continue.

WE DEPEND ON OUR ABILITY TO ATTRACT AND RETAIN HIGHLY QUALIFIED PERSONNEL

        Our future success depends on the continued services of our executive officers and other members of our management team, as well as our scientists and marketing personnel. To grow our business, we will need to add highly skilled individuals to our staff. We face intense competition for highly qualified people because there is a shortage of qualified professionals. We cannot assure you that we will be able to retain our existing key personnel or that we will be able to attract and retain enough additional or replacement personnel to support our business. If we cannot, it is unlikely that we will be able to grow our business as we are planning, and we may not be able to operate our existing business efficiently.

POTENTIAL LIABILITY AND RISKS OF OPERATIONS

        The products we produce are used by the public. Therefore, we face liability for personal injury or death to persons using these products, even though we do not market or sell products to the public. Our operations and prospects could materially suffer if we had to pay damages or incur defense costs in connection with a claim and could not obtain repayment under an indemnity agreement or if our liability exceeds the amount of any insurance or indemnity available to us. We currently maintain product liability insurance of only $1,000,000 per claim and $2,000,000 for all claims in a single year to cover these risks.


OUR OPERATING RESULTS AND FINANCIAL PERFORMANCE MAY FLUCTUATE

        Our revenues and operating results have varied substantially from quarter to quarter during the past several years. We expect continued quarterly fluctuations based on such factors as:

        - our customers' timing of commencement, completion or cancellation of large contracts;

        - the way we invoice our customers under different contracts;

        - when we incur expenses for facilities and equipment; and

        - the profit margins associated with the types business we have in any given quarter.

        We believe that you should not rely on quarterly comparisons of our financial results as an indication of our possible future performance. Also, fluctuations in our quarterly results may affect the market price of the common stock for reasons unrelated to our longer term potential.

WE MAY EXPERIENCE PROBLEMS RELATED TO YEAR 2000 ISSUES THAT COULD ADVERSELY AFFECT OUR BUSINESS

        Many computer systems and software products accept only two-digit year entries in the date code field. Consequently, on January 1, 2000, these systems could fail or malfunction because they may not be able to distinguish 21st century dates from 20th century dates. Although our computer systems are now Year 2000 certified, we cannot assure you that we will not experience any problems related to the change in century. Because we depend substantially upon the proper functioning of our computer systems, a failure of our systems to correctly recognize dates beyond December 31, 1999 could materially disrupt our operations and seriously harm our ability to function properly. The Year 2000 problem could also adversely affect our business by causing the systems operated by our customers, vendors or other business partners to fail.

OUR STOCK PRICE MAY FLUCTUATE SIGNIFICANTLY AFTER THIS OFFERING, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT AS A RESULT

        We cannot predict how our common stock will trade in the future. The market price of our common stock may fluctuate significantly due to a number of factors, some of which may be beyond our control. These factors include:

        - developments in our relationships with customers;

        - changes in FDA and other governmental regulations;

        - actual or expected fluctuations in our operating results;

        - failure of securities analysts to cover our company;

        - changes in earnings estimates for our company by securities analysts or our ability to meet those estimates;

        - the operating and stock price performance of other comparable companies;

        - sales of large numbers of shares of our common stock by existing stockholders;

        - we have a relatively small number of shares that are publicly tradable;

        - overall stock market fluctuations; and

        - overall economic conditions.

        U.S. stock markets have experienced extreme price and volume fluctuations in the past. This volatility has significantly affected the market prices of securities of many pharmaceutical and biotechnology companies, and companies such as ours in related industries, for reasons frequently unrelated or disproportionate to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of the common stock regardless of our actual performance.

                                 USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the shares offered by this prospectus. However, we will receive cash upon any exercise of the warrants described in this prospectus.

                              SELLING STOCKHOLDERS

        The following table identifies the selling stockholders and the maximum number of shares of common stock each selling stockholder plans to sell in this offering. We have calculated the beneficial ownership after the offering by assuming that the selling stockholders converted all of their shares of Preferred Stock to common stock, exercised all of their warrants and sold all shares of common stock covered by this prospectus.

         Several of the selling stock holders are affiliated with us. Their names and relationships with us are: Thomas P. Rice - President and Chief Executive Officer and a member of the Board of Directors; Harvey L. Miller, Regis F. Burke - members of the Board of Directors; and Narlin B. Beaty - Chief Technical Officer and a member of the Board of Directors.


                                                        Shares Beneficially                        Shares Beneficially
                                                           Owned Before            Shares             Owned After
                                                             Offering              Offered              Offering
------------------------------------------------------------------------------------------------------------------------
Name of Holder/Method of Acquisition                                                               Number      Percent
------------------------------------------------------------------------------------------------------------------------
Corporate Opportunities Fund, L.P.(1)...............          945,885              147,427            -           *

Corporate Opportunities Fund (Institutional), L.P(1)          945,885              798,458            -           *

Howard & Phyllis J. Silverman, JTWROS(1)............           69,933               69,933            -           *

LAB Partners(1).....................................           69,933               69,933            -           *

Thomas P. Rice, President and CEO(2)................          162,500               42,500          120,000      1.8%

Harvey L. Miller, Director(2).......................          102,500               42,500           60,000       *

Regis F. Burke, Director(2).........................           73,200               42,500           30,700       *

Michael A. Besche(2)................................           42,500               12,500            -           *

A.C. Besche Foundation(2)...........................           10,000               10,000            -           *

Virginia B. Besche Trust(2).........................           20,000               20,000            -           *

G. Grayson Boyce(2).................................           42,500               42,500            -           *

Narlin B. Beaty,(2)
Chief Technical Officer and Director ...............          167,791               12,500          155,291      2.4%

First Union National Bank(3)........................           75,000               75,000            -           *

-------------
*Less than 1%.

1. We sold shares of our Convertible Preferred Stock to Corporate Opportunities Fund, L.P., Corporate Opportunities Fund (institutional), L.P , Howard & Phyllis
J. Silverman and LAB Partners, on May 10, 1999. If these investors were to convert their shares of preferred stock into common stock today, they would receive an aggregate of 1,034,051 shares of common stock. We also granted warrants to these investors to purchase an aggregate of 51,700 shares of common stock.

2. We sold an aggregate of 225,000 shares of our common stock to Thomas P. Rice, Harvey L. Miller, Regis F. Burke, Michael A. Besche, G. Grayson Boyce, A.C. Besche Foundation, Virginia B. Besche Trust and Narlin B. Beaty, on April 8, 1999.

3. We granted a warrant to First Union National Bank to purchase 75,000 shares of our common stock when we modified the loan agreements we have with them.

                              PLAN OF DISTRIBUTION

The selling stockholders may offer their shares to the public from time to time after the date of this prospectus. We anticipate that the selling stockholders may sell all or a portion of their shares from time to time through the Nasdaq National Market and to or through one or more broker-dealers at then current market prices. The selling stockholders may also make negotiated sales directly or though one or more broker-dealers. Broker-dealers participating in these types of transactions may receive compensation in the form of discounts or commissions (including, without limitation, customary brokerage commissions) from the selling stockholders effecting such sales. The selling stockholders and any broker-dealers who act in connection with sales of our common stock may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933.

The selling stockholders are responsible for all discounts and selling commissions (if any), fees and expenses of their counsel and other advisors, and any other expenses they incur by selling their shares. We agreed to pay the registration fee to the SEC, the listing fee to Nasdaq and the fees and expenses of our counsel and accountants.



                                  LEGAL MATTERS

Our counsel, Piper & Marbury L.L.P. of Baltimore, Maryland, has given us an opinion that our shares of common stock offered by this prospectus are duly and validly issued, fully paid and non-assessable.



                                     EXPERTS

Arthur Andersen, LLP, independent public accountants, have audited the consolidated financial statements of our company at March 31, 1999 and 1998 and for each of the three years in the period ended March 31, 1999, which we incorporate by reference in this prospectus and registration statement, as indicated in their reports on the financial statements, which we also incorporate by reference. We have incorporated these consolidated financial statements by reference in reliance upon the authority of Arthur Andersen, LLP as experts in giving those reports.



                              AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, and file reports, proxy statements and other information with the SEC, which you should read for additional information regarding our company. You may obtain copies of those filings from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, by calling the SEC at 1-800-SEC-0330, or from the SEC's Internet web site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus, including certain exhibits. You can get a copy of the registration statement from the SEC at the address listed above or from its web site.

-----------------------------------------------------------
-----------------------------------------------------------


              -----------------------------




                    TABLE OF CONTENTS

                                            PAGE
                                            ----


Incorporation of Certain
Documents by Reference........................1
Forward Looking Statements....................1
Chesapeake Biological Laboratories, Inc.......2
Risk Factors..................................3
Use of Proceeds...............................5
Selling Stockholders..........................6
Plan of Distribution..........................7
Legal Matters.................................7
Experts.......................................7
Available Information.........................7

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                                1,385,751 SHARES



                              CHESAPEAKE BIOLOGICAL
                               LABORATORIES, INC.



                                  COMMON STOCK







                                   PROSPECTUS






                                OCTOBER 19, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the expenses in connection with this Registration Statement. CBL will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and the Nasdaq National Market Listing Fees.

         Filing Fee-Securities and Exchange Commission...............................................$   963.10
         Nasdaq National Market Listing Fees......................................................... 17,500.00
         Fees and Expenses of Counsel................................................................. 2,500.00
         Miscellaneous Expenses......................................................................  3,036.90
         TOTAL.......................................................................................$24,000.00



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 2-418 of the Maryland General Corporation Law permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. CBL's Charter and Bylaws include provisions requiring that CBL indemnify its directors and officers to the fullest extent permitted by Maryland General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

ITEM 16.  EXHIBITS.

 EXHIBIT NO.                                       DESCRIPTION
   ----------                                        -------------
      3.1       Articles of Amendment and Restatement of the Charter*
     +3.2       Articles Supplementary to the Articles of Amendment and
                Restatement of the Charter
      3.3       Amended and Restated By-Laws date December 31, 1994**
      4.2       Preferred Stock Purchase Agreement dated of May 20, 1999, by and among CBL and Corporation Opportunities Fund, L.P., Corporate
                Opportunities Fund (institutional), L.P. Howard & Phyllis J
                Silverman, JTWROS, and LAB Partners.***
      4.3       Common Stock Warrant dated as of May 20, 1999 issued by CBL to
                Corporate Opportunities Fund, L.P.***
      4.4       Common Stock Warrant dated as of May 20, 1999 issued by CBL to
                Corporate Opportunities Fund (institutional), L.P.***
      4.5       Common Stock Warrant dated as of May 20, 1999 issued by CBL to Howard
                & Phyllis Silverman JTWROS.***
      4.6       Common Stock Warrant dated as of May 20, 1999 issued by CBL to LAB
                Partners.***
      4.7       Common Stock Purchase Agreement dated as of April 8, 1999 by and among
                CBL and Thomas P.Rice, Harvey L. Miller, Regis F. Burke, Michael A.
                Besche, A.C. Besche Foundation, Virginia B. Besche Trust, G. Grayson
                Boyce, and Narlin B. Beaty.***
     +4.8       Common Stock Warrant, dated as of June 11, 1999, between CBL and First
                Union National Bank.
      4.9       Registration Rights Agreement dated as of May 20, 1999 by and among
                CBL and Corporate Opportunities Fund, L.P., Corporate Opportunities
                Fund (institutional), L.P. Howard & Phyllis J Silverman, JTWROS, and
                LAB Partners.***
      4.10      Registration Rights Agreement dated as of April 8, 1999 by and among CBL and Thomas P.Rice, Harvey L. Miller, Regis F. Burke,
                Michael A. Besche, A.C. Besche Foundation, Virginia B. Besche
                Trust, G. Grayson Boyce, and Narlin B. Beaty.***
     +5.1       Opinion of Piper & Marbury L.L.P.
    +23.1       Consent of Arthur Andersen, LLP
    +23.5       Consent of Piper & Marbury L.L.P.  (contained in Exhibit 5.1)
    +24.1       Powers of Attorney (included on signature page)




* Incorporated by reference from the Registrant's Registration Statement on Form S-2 (No. 333-25903).
** Incorporated by reference from CBL's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994.
*** Incorporated by reference from CBL's Current Report on Form 8-K filed May 25, 1999.
+      Filed with S-3 filed September 9, 1999

ITEM 17.  UNDERTAKINGS.



     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs in contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

            (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland, on this 19th day of October, 1999.

                            CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

                            By  /s/  Thomas P. Rice
                               ---------------------

                                /s/  John T. Janssen
                               ---------------------

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



        Signature                                         Title                                      Date
        ---------                                         -----                                      ----
        *                          President and Chief Executive Officer and Director        October 19, 1999
----------------
        -
Thomas P. Rice

        *                                 Chief Financial Officer and Treasurer              October 19, 1999
----------------
John T. Janssen

        *                                   Chief Technical Officer and Director             October 19, 1999
----------------
Narlin B. Beaty, Ph.D

        *                                                Secretary                           October 19, 1999
----------------
Robert J. Mello

        *                                                 Director                           October 19, 1999
----------------
Harvey L. Miller

By: /s/ Thomas P. Rice
    ------------------
Thomas P. Rice                                        Attorney in Fact